As filed with the Securities and Exchange Commission on November 4, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTUS MIDSTREAM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	81-4675947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of Principal Executive Offices) (Zip Code)

ALTUS MIDSTREAM COMPANY

2019 OMNIBUS COMPENSATION PLAN

(Full title of the plan)

Clay Bretches

Chief Executive Officer and President

Altus Midstream Company

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Name and address of agent for service)

(713) 296-6000

(Telephone number, including area code, of agent for service)

With copies to:

John B. Clutterbuck

Courtney Cochran Butler

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Class A common stock, par value $0.0001 per share	11,239,395 shares	$2.23	$25,063,850.85	$3,253.29

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional shares of Class A common stock which become issuable pursuant to the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Class A common stock, as reported on the NASDAQ on October 31, 2019, which date is within five business days prior to filing this registration statement.

INTRODUCTION

This registration statement on Form S-8 (this “Registration Statement”) is being filed by the registrant, Altus Midstream Company (“Altus” or the “Registrant”), for the purpose of registering 11,239,395 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), for issuance under the terms of the Altus Midstream Company 2019 Omnibus Compensation Plan (the “2019 Plan”). Such 11,239,395 shares of Class A Common Stock have been reserved and authorized for issuance from Altus’s authorized and unissued capital stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Altus shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, Altus shall furnish to the SEC or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed by Altus with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), SEC File No. 001-38048, are incorporated by reference into this Registration Statement:

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019, as amended by that certain Amendment No. 1 thereto filed with the SEC on April 8, 2019.

(2)

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 2, 2019, for the quarter ended June  30, 2019, filed with the SEC on August 1, 2019, and for the quarter ended September  30, 2019, filed with the SEC on October 31, 2019.

(3)

Current Reports on Form 8-K, filed with the SEC on January 22, 2019, April 12, 2019, May 13, 2019, May 29, 2019, May 31, 2019 (two reports), June 14, 2019, July 31, 2019, August 14, 2019, and September 16, 2019, and on Form 8-K/A, filed with the SEC on September 27, 2019.

(4)	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2019, as amended or supplemented.

(5)

As required by Form S-8 of the SEC, the description of the Class A Common Stock contained in the registrant’s registration statement on Form 8-A filed by the registrant with the SEC on March 29, 2017 to register the class of common stock under Section 12(b) of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder (the “Form 8-A Registration Statement”), including any amendment to such Form 8-A Registration Statement or report filed by the registrant under the Exchange Act and the rules and regulations of the SEC promulgated thereunder for the purpose of updating such description in the Form 8-A Registration Statement (SEC File 001-38048), including the Current Report on Form 8-K filed with the SEC on November 13, 2018.

(6)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Altus’s by laws provide that Altus shall indemnify its officers and directors.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of any pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors or a committee of such directors, or independent legal counsel, as applicable, that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. Altus maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VIII of Altus’s by laws provides, in substance, that directors and officers of Altus shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law and other applicable law. Additionally, Article VIII of Altus’s second amended and restated certificate of incorporation eliminates in specified circumstances the monetary liability of directors of Altus for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law;

•	for a breach of the director’s duty of loyalty to Altus or its stockholders;

•	for acts or omissions by the director in bad faith;

•	for acts or omissions by a director involving knowing or intentional violation of the law;

•	for authorization of unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; and

•	for transactions from which the director derived an improper personal benefit.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Registrant, dated November 9, 2018, as filed with the Secretary of State of Delaware on November 9, 2018 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed November 13, 2018, SEC File No. 001-38048).

4.2	By Laws of Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 filed March 7, 2017, SEC File No. 333-216514).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-1/A, filed March 17, 2017, SEC File No. 333-216514).

4.4	Altus Midstream Company 2019 Omnibus Compensation Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed May 31, 2019, SEC File No. 001-38048).

*5.1	Opinion of Hunton Andrews Kurth LLP regarding legality of securities being registered.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Deloitte & Touche LLP.

*23.3	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas.

ALTUS MIDSTREAM COMPANY

Date: November 4, 2019	By:	/s/ Clay Bretches
Clay Bretches Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Clay Bretches, Ben C. Rodgers and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clay Bretches Clay Bretches	Director, Chief Executive Officer, and President (principal executive officer)	November 4, 2019

/s/ Ben C. Rodgers Ben C. Rodgers	Director, Chief Financial Officer, and Treasurer (principal financial officer)	November 4, 2019

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (principal accounting officer)	November 4, 2019

/s/ Mark Borer Mark Borer	Director	November 4, 2019

/s/ Staci L. Burns Staci L. Burns	Director	November 4, 2019

/s/ C. Doug Johnson C. Doug Johnson	Director	November 4, 2019

/s/ D. Mark Leland D. Mark Leland	Director	November 4, 2019

/s/ Kevin S. McCarthy Kevin S. McCarthy	Director	November 4, 2019

Signature	Title	Date

/s/ W. Mark Meyer W. Mark Meyer	Director, Chairman of the Board, and Senior Vice President, Energy Technology, Data Analytics & Commercial Intelligence	November 4, 2019

/s/ Robert S. Purgason Robert S. Purgason	Director	November 4, 2019

/s/ Jon W. Sauer Jon W. Sauer	Director, Senior Vice President	November 4, 2019